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                                                                    Exhibit 10.4

                          HARBOR CAPITAL NATIONAL BANK
                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of _________, 1999, is entered by and between Harbor Capital National Bank, a national bank (the "Bank") and Michael L. Derr ("Employee").

     The Bank and Employee, in consideration of the mutual promises set forth herein and for other valuable consideration the sufficiency of which is hereby acknowledged and intending to be legally bound, agree as follows:

     1.   Employment.   The Bank agrees to employ Employee, and Employee agrees
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to accept employment with the Bank.  Employee agrees to perform his duties and responsibilities in accordance with the terms and conditions set forth herein.

     1.1(a) Employment Term.  The term of this Agreement (the "Employment Term")
            ---------------
shall be for one year and commence on ______ __, 199__ and, unless previously terminated in accordance with Section 7 of this Agreement or extended by mutual agreement of the parties, shall terminate on __________, ___ (the _____ anniversary on such date) upon 90 days prior written notice by either party. If neither party gives prior written notice of termination, this Agreement shall automatically renew for a one year term and successive one year terms thereafter until such time as one party gives 90 days prior written notice by either party of a termination.

     1.1.(b)   Effective Date.  The Effective Date of this Agreement is _______,
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19__.

     1.2  Duties and Responsibilities
          ---------------------------

     (a) During the Employment Term, Employee shall serve as Senior Vice President and Chief Operating Officer of the Bank and shall perform all duties and accept all responsibilities incidental to such positions or as may be assigned to him from time to time by the Bank's Board of Directors. Employee shall devote his productive time, ability, attention, and energies to the fulfillment of said duties during the Employment Term. During such time, the Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization except for entities affiliated with the Bank, whether or not for compensation, without the prior written consent of the Bank.

     (b) Employee represents to the Bank that he is not subject or a party to any employment, non-competition, non-disclosure or other agreement, covenant, understanding or restriction which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Bank.

     1.3(a)    Compensation.  The Bank shall pay Employee a base salary at the
               ------------
annual rate of $72,000. The Bank agrees that the Employee's base salary will be reviewed annually by the Bank's Board of Directors to determine, in light of the performance of Employee and the Bank, if an increase is appropriate. Such increases shall be in the sole discretion of the Bank's Board of Directors.
All compensation under this Agreement shall be paid less withholding required by law or agreed to by Employee, and shall be payable as determined by the Board of Directors of the Bank. The Bank also agrees to pay Employee $6,000.00, unless already paid by HCNB Bancorp, Inc., upon a determination by the board of directors of HCNB that HCNB has abandoned efforts to raise capital to capitalize the Bank.

     1.3(b). Bank and Employee agree that the Bank will offer Employee an incentive compensation plan, the terms of which to be agreed upon by the parties.

     2.   Other Benefits.
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     2.1  Vacation.  For the duration of the Employment Term, Employee shall be
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entitled vacation per the policies of the Bank as applicable to executive level employees. Earned but unused vacation will be forfeited at the end of each calendar year.

     2.2  Plan Benefits.  Upon the opening of the Bank, the Bank shall provide
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to Employee the following benefits: family health, dental and vision insurance, life insurance equal to one year's base salary and officers and directors liability insurance. Employee shall have the option to decline any or all benefits described in this Section 2.2. If Employee declines any or all such benefits, the Bank shall provide to Employee as an automobile allowance an amount equal to the Bank's costs for benefits declined as such by Employee.

     2.3  Supplemental Disability.  The Bank agrees to provide to the Employee
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disability insurance coverage in an amount equal to 60% of Employee's base salary.

     3.   Non-Disclosure of Confidential Information and Records.
          ------------------------------------------------------

     3.1 During the term of his employment, Employee will have access to the Bank's proprietary information or information which is entrusted to the Bank, including information relating to business plans and to business as conducted or anticipated to be conducted, and to past, current or anticipated products, employees, and services ("Confidential Information").

     3.2 In further consideration of Employee's employment and continued employment, and other benefits provided to Employee by the Bank, Employee agrees as follows: (i) except as required by Employee's duties to the Bank, not to at any time directly or indirectly disclose to or use for others or appropriate for his own personal use or cause to be used by others any Confidential Information without first obtaining the written consent of the Board of Directors of the Bank to do so; (ii) all records and other writings of Confidential Information prepared by Employee, or which come into his possession or control, or which he has access to, are and shall remain the exclusive property of

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

the Bank, and upon termination of Employee's employment, Employee will not remove any such records or copies thereof, but all shall be left with the Bank, and any such records or copies not with the Bank in an Employee's possession or control, shall be, upon termination of employment, immediately returned to the Bank along with any other property of the Bank.

     3.3 The requirements of this Section 3 shall apply during the time of Employee's employment with the Bank and thereafter with no time limitation, unless it can be demonstrated conclusively that such Confidential Information has through no act or fault of Employee become part of the public domain.

     4.   Non-Competition.
          ---------------

     4.1 During the Employment Term, Employee will not, unless acting pursuant thereto or with the prior written consent of the Board of Directors of the Bank, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any federally chartered or state chartered bank, savings and loan, thrift or other financial institution offices of which are located in Montgomery County or the Bank's service area.

     4.2 The foregoing restriction shall not be construed to prohibit the ownership by Employee of not more than five percent (5%) of any class of securities of any corporation which is engaged in the business of banking having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither Employee nor any group of persons, including Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

     4.3 This Covenant Not to Compete is an inducement to cause the Bank to execute this Agreement and is a condition to, and consideration for, such employment and continued employment, raises, promotions, severance, and other benefits provided to Employee by the Bank.

     5.   No Solicitation.  Employee agrees that, for a period of one (1) year
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after the employment of the Employee by the Bank or any of its affiliates has ended (whether or not such employment is pursuant to this Agreement), he will not either directly or indirectly, (i) call on or solicit any person, institution, corporation, trust or other entity who or which at the time of such termination was, or within one (1) year prior thereto had been, a customer of the Bank or any of its affiliates in connection with the activities prohibited by Section 5 hereof or (ii) solicit the employment of any person who was employed by the Bank or any of its affiliates on a full or part time basis at the time of Employee's termination of employment, unless such person (a) was involuntarily discharged by the Bank or such affiliates, or (b) voluntarily terminated his relationship with the Bank or such affiliate prior to Employee's termination of employment.

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

     6.   Equitable Relief.
          ----------------

     6.1 Employee acknowledges that the restrictions contained in Sections 3, 4 and 5 are reasonable and necessary to protect the legitimate interests of the Bank and its affiliates, that the Bank would not have entered into this Agreement in the absence of such restrictions and that any violation of any provision of these Sections will result in irreparable injury to the Bank and its affiliates. Employee further represents and acknowledges that (i) he has been advised by the Bank to consult his own legal counsel in respect of this Agreement, and (ii) that he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.

     6.2 Employee agrees that the Bank's remedy at law for a breach of paragraphs 3, 4, and 5 would be inadequate and that the Bank shall be entitled to preliminary and permanent injunctive relief, without the necessity of providing actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 3, 4, or 5, which rights shall be cumulative and in addition to any other rights or remedies to which the Bank may be entitled. In the event that any of the provisions of Sections 3, 4, or 5 should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

     6.3 Employee irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement, including without limitation, any action commenced by the Bank for preliminary and permanent injunctive relief and other equitable relief, may be brought in the United States District Court for the District of Maryland, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Montgomery County, Maryland, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Employee may have to the laying of venue of any such suit. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 11 of this Agreement.

     6.4 Employee agrees that he will provide, and that the Bank may similarly provide, a copy of Sections 3, 4, and 5 of this Agreement to any business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which he may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply in respect of Section 5 of this Agreement after expiration of the time periods set forth therein.

     7.   Termination.  This Agreement shall terminate prior to the expiration
          -----------
of its term set forth in Section 1.1 above, upon the occurrence of any one of the following events:

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

     7.1  Disability.  In the event that Employee becomes unable to perform his
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duties hereunder for a period of six consecutive months or otherwise is deemed to be disabled within the meaning of the Company's then existing disability benefit program, this Agreement may be terminated by the Company, and the Company shall have no further liability or obligation to Employee for compensation; provided, however, that if the Employee becomes disabled during the employment term, the Company shall pay to him or his legal representatives an amount equal to the installment of his salary set forth in Section 1.3 hereof for the month in which he becomes disabled which have been earned but not yet paid. Employee agrees, in the event of any dispute under this Section 6.1, to submit to up to three physical examinations by licensed physicians selected by the Employee and the Company in any four month period. In the event of a disagreement among such physicians, Employee and the Company agree to be bound by the concurring conclusions of two such physicians. This Section shall be interpreted in compliance with the Family Medical Leave Act to the extent that the provisions of that law would apply.

     7.2  Death.  In the event that Employee dies during the Employment Term,
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the Company shall pay to his executors, legal representatives or administrators an amount equal to the installment of his salary set forth in Section 1.3 hereof for the month in which he dies, which have been earned but not yet paid and thereafter except as otherwise provided in this Agreement, the Company shall have no further liability or obligation hereunder to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him, provided, however, that Employee's estate or designated beneficiaries shall be entitled to receive the payments described for such recipients under any death benefit plan which may be in effect for executive-level employees of the Company and in which Employees participated.

     7.3  Termination by Company For Cause.  Nothing in this Agreement shall be
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construed to prevent its termination by the Company at any time for "cause"
without prior notice. For purposes of this Agreement, "cause" shall mean the failure of Employee to perform or observe any of the terms or provisions of this Agreement or to comply fully with the lawful directives of the Members of the Company, dishonesty, misconduct, conviction of a crime or otherwise causing embarrassment to the Company and its public reputation, substance abuse, misappropriation of funds, disparagement of the Company or failure to comply with Company policy.

     7.4  Termination by Either Party Without Cause.  This Agreement may be
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terminated by either party for any reason whatsoever, by giving 30 days' prior written notice of termination to the other party. If Employee is terminated without cause pursuant to this Section 7.4, Employee shall receive continue to receive compensation and benefits as provided in this Agreement.

     7.5  Effect of Termination at Employee's Election.  In the event of the
          --------------------------------------------
termination of this Agreement by Employee prior to the completion of the Employment Term, the Employee shall be entitled to the base compensation earned prior to the date of termination as provided for in this Agreement under Section 1.3, computed pro-rata up to and including the date of termination. The Employee shall be entitled to no other compensation.

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

     7.6  Effect of Termination at The Company's Election.  In the event of the
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termination of this Agreement by the Company for any reason other than for cause, the Employee shall be entitled to the base compensation earned prior to the date of termination as provided for in this Agreement, computed pro-rata up to and including the date of termination plus a continued salary (at the then current rate and) which shall terminate on the sooner of six months, the remaining term under this Agreement, or at such time as the Employee has found other employment comparable with Employee's employment with the Bank. Employee shall use his best efforts to obtain such employment. Any amounts paid to Employee pursuant to such new employment shall be deducted from any amounts owed under the Section 3.6. In addition, if such employment of Employee is with a competing Financial Institution in the Montgomery County metropolitan area, the Company's obligation under this Agreement shall immediately cease. The Employee shall be entitled to no further compensation under this Agreement as of the date of termination. In the event of termination of the Agreement by the Company for cause, the Employee will be entitled to compensation earned to the date of termination as provided for under Section 1.3.(a) computed pro-rata up to the date of termination.

     8.   Survival.  Notwithstanding the termination of employment under this
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Agreement for any reason, the Employee's obligations under Sections 3 and 5 shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief in Section 6 of the Agreement shall continue in force.

     9.   Governing Law.  This Agreement shall be governed by and interpreted
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under the laws of the State of Maryland without giving effect to any conflict of laws provisions.

     10.  Litigation Expenses.  In the event of a lawsuit by either party to
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enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party. Disputes arising under Section 7 of the Agreement shall be submitted to an arbitrator (who is agreeable to both parties). The decision of the arbitrator shall be binding on both parties and the fees (including legal fees) and cost attributable to that arbitration process will be assessed as part of that process by the arbitrator. Such arbitration shall be held in the Montgomery County metropolitan area and shall be conducted by the American Arbitration Association (or other mutually selected arbitrators) ("AAA") by an arbitrator selected using the AAA's procedures.

     11.  Notices.  All notices and other communications required or permitted
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hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received);

          If to the Bank, to: Michael J. Burke
                              1682 E. Gude Drive
                              Suite 102D
                              Rockville, Maryland 20850

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

          If to Employee, to: Michael L. Derr
                              242 Mill Church Road
                              Arnold, Maryland 21012

or to such other names and addresses as the Bank or Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

     12.  Contents of Agreement; Amendment and Assignment.
          -----------------------------------------------

     12.1 This Agreement supersedes all prior agreements and sets forth the entire understanding among the parties with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board of Directors of the Bank.. Without limitation, nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Bank beyond the expiration of the Employment Term and Employee specifically acknowledges that he shall be an employee-at-will of the Bank thereafter, and thus subject to discharge by the Bank with or without cause and without compensation of any nature unless a new Agreement is executed by both parties (or employment is continued at will).

     12.2 All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Employee.

     13.  Severability.  If any provision of this Agreement or application
          ------------
thereof to anyone or under any circumstance is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

     14.  Remedies Cumulative; No Waiver.  No remedy conferred upon the parties
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by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the parties in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the parties from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

     15.  Miscellaneous.  All section headings are for convenience only.  This
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Agreement may be executed in several counterparts, each of which is an original.
It shall not be necessary in marking proof of this Agreement or any counterpart to produce or account for any of the other counterparts.

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

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.


Attest:                       HARBOR CAPITAL NATIONAL BANK


______________________        By:________________________________________
Secretary                        Name:
                                 Title:



Witness:

______________________        -________________________________

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